Exhibit 99.1
Company / Investor Contact: Tom Wirth EVP & CFO 610-832-7434 tom.wirth@bdnreit.com

Brandywine Realty Trust Announces First Quarter Results
And Narrows 2021 Guidance

Philadelphia, PA, April 21, 2021 — Brandywine Realty Trust (NYSE:BDN) today reported its financial and operating results for the three months ended March 31, 2021.
Management Comments
“With the accelerated availability of vaccinations and the easing of government restrictions, we are excited to see an increasing number of our tenants begin returning to the workplace. As this transition advances, we will continue to prioritize the safety of our employees, tenants and stakeholders,” stated Gerard H. Sweeney, President and Chief Executive Officer for Brandywine Realty Trust. “We are making excellent progress on our 2021 business plan. Based on the midpoint of our range, we have now completed 91% of our speculative revenue target and continue to experience positive mark-to-market rents increasing 8.3% and 5.0% on an accrual and cash basis. While our first quarter same-store net operating income and mark-to-market rents were below our 2021 business plan ranges, that first quarter performance was expected, and based on current executed leases and future leasing activity, we will achieve our business plan ranges. Our balance sheet and liquidity remain strong during the quarter, we continued to make excellent progress on our life science and other development initiatives. Based on our first quarter progress, we are narrowing our 2021 FFO guidance of $1.32 to $1.42 per share to $1.33 to $1.41 per share.”
First Quarter 2021 Highlights
Financial Results
•Net income allocated to common shareholders; $6.8 million, or $0.04 per diluted share.
•Funds from Operations (FFO); $60.2 million, or $0.35 per diluted share.
Portfolio Results
•Core Portfolio: 90.3% occupied and 92.5% leased.
•New and renewal leases signed: 493,251 square feet.
•Tenant retention ratio: 52%.
•Rental rate mark-to-market increased 8.3% on an accrual basis and 5.0% on a cash basis.
•Same store net operating income: (0.9%) on an accrual basis and (1.5%) on a cash basis.
COVID-19 Update
We continue to monitor events related to COVID-19 and take steps to reduce risks to Brandywine and our tenants. While the duration and economic impact of the COVID-19 pandemic remains unknown, we believe that as of the date of this press release, our 2021 business plan and earnings estimates account for the impact of COVID-19. We are continually assessing the ongoing effects of the pandemic to our business plan, our tenants and our earnings estimates.
The following is a summary of our first quarter consolidated cash base rent collections as of April 19, 2021:
•98.9% of total cash-based rent due has been received from our tenants during the first quarter 2021, which represents a 99.1% collection rate from our office tenants.
•A majority of the rental revenue that has been in the form of rent deferrals is scheduled to be repaid by year-end 2021.
•We have collected 41% of the rent deferrals not provided as free rent with an associated lease extension.
Transaction Activity
Joint Venture Activity
•As previously announced, on February 2, 2021, we formed a joint venture with a global institutional investor to commence development of 3025 JFK Boulevard, also known as Schuylkill Yards West, in Philadelphia, Pennsylvania. The estimated project cost is approximately $287 million, and the joint venture partner has agreed to fund up to approximately $45 million of the project costs in exchange for a 45% preferred equity interest in the venture. We are in the process of securing a construction loan totaling approximately $187 million, or 65% of total project costs. The loan should close in the second quarter 2021. We commenced construction in March 2021 with substantial completion anticipated for the third quarter 2023. The project is the first ground-up development in our Schuylkill Yards master-planned development. The 29-story building will consist of 326 ultra-luxury rental residences, 200,000 square feet of life science/innovation office space, 29,000 square feet of indoor/outdoor amenity space, 9,000 square feet of retail, and 115 below-grade parking spaces. The project was designed by Practice for Architecture and Urbanism.
Development/Redevelopment Activity
•In March 2021, Brandywine was selected by Terrapin Development Company and University of Maryland as the exclusive developer of a mixed used neighborhood spanning five acres within the University of Maryland's Discovery District. The project will consist of 550,000 square feet of Class-A innovative workspaces for research and life science and 200-250 multifamily residential units. The planning and approval process is underway with an anticipated first phase construction start targeted for the second half of 2022, subject to pre-leasing and market conditions.
•In March 2021, we entered into an agreement with Pennsylvania Biotechnology Center to create B.Labs, a Life Science incubator at Cira Centre directly adjacent to Schuylkill Yards neighborhood in the University City section of Philadelphia, Pennsylvania. We expect to open the initial 50,000 square feet of plug & play lab and research space in the fourth quarter of 2021.
2021 Finance Activity
•We had $13.0 million outstanding on our $600.0 million unsecured revolving credit facility as of March 31, 2021.
•We had $45.7 million of cash and cash equivalents on-hand as of March 31, 2021.
Results for the Three Months Ended March 31, 2021
Net income allocated to common shares totaled $6.8 million, or $0.04 per diluted share, in the first quarter of 2021 compared to a net income allocated to common shares of $7.9 million, or $0.04 per diluted share in the first quarter of 2020.

FFO available to common shares and units in the first quarter of 2021 totaled $60.2 million, or $0.35 per diluted share, versus $61.4 million or $0.35 per diluted share in the first quarter of 2020. Our first quarter 2021 payout ratio ($0.19 common share distribution / $0.35 FFO per diluted share) was 54.3%.

Operating and Leasing Activity
In the first quarter of 2021, our Net Operating Income (NOI) excluding termination revenues and other income items decreased (0.9%) on an accrual basis and (1.5%) on a cash basis for our 73 same store properties, which were 90.1% and 93.0% occupied on March 31, 2021 and March 31, 2020, respectively.
We leased approximately 493,000 square feet and commenced occupancy on 196,000 square feet during the first quarter of 2021. The first quarter occupancy activity includes 167,000 square feet of renewals, 9,000 square feet of new leases and 20,000 square feet of tenant expansions. We executed on an additional 282,000 square feet of new leases scheduled to commence subsequent to March 31, 2021.
We achieved a 52% tenant retention ratio in our core portfolio with negative absorption of (165,000) square feet during the first quarter of 2021, however, we have relet 119,000 square feet, or 72%, of the negative absorption at a 19% cash mark-to-market. First quarter rental rate growth increased 8.3% as our renewal rental rates increased 8.7% and our new lease/expansion rental rates increased 8.2%, all on an accrual basis.
At March 31, 2021, our core portfolio of 76 properties comprising 12.9 million square feet was 90.3% occupied and, as of April 17, 2021, we are now 92.5% leased (reflecting new leases commencing after March 31, 2021).
Distributions
On February 24, 2021, our Board of Trustees declared a quarterly cash dividend of $0.19 per common share and OP Unit that was paid on April 21, 2021 to holders of record on April 7, 2021.
2021 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are adjusting our 2021 earnings per share guidance of $0.32 - $0.42 to $0.28 - $0.36 per diluted share and 2021 FFO guidance of $1.32 - $1.42 to $1.33 - $1.41 per diluted share. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2021 FFO and earnings per diluted share:

Guidance for 2021		Range

Earnings per diluted share allocated to common shareholders	$0.28	to	$0.36
Plus: real estate depreciation, amortization	1.05		1.05

FFO per diluted share	$1.33	to	$1.41

Our 2021 FFO key assumptions include:
•Year-end Core Occupancy Range: 91-93%;
•Year-end Core Leased Range: 92-94%;
•Rental Rate Mark-to-Market (accrual): 14-16%;
•Rental Rate Mark-to-Market (cash): 8-10%;

•Same Store (accrual) NOI Range: 0-2%;
•Same Store (cash) NOI Range: 3-5%;
•Speculative Revenue Range: $18.0 - $22.0 million, $18.1 million achieved;
•Tenant Retention Rate Range: 51-53%;
•Property Acquisition Activity: None;
•Property Sales Activity: None;
•Development/Redevelopment Starts: Two starts; one start commenced, Schuylkill Yards West;
•Core and Same Store Portfolio Adjustments: Effective January 1, 2021, we removed 2340 Dulles (placed into redevelopment) and effective January 1, 2021, 905 Broadmoor was removed from our first quarter same store portfolio and was subsequently taken out of service, as part of our Broadmoor Master Plan;
•Financing Activity: None;
•Share Buyback Activity: None;
•Annual earnings and FFO per diluted share based on 173.0 million fully diluted weighted average common shares.
About Brandywine Realty Trust
Brandywine Realty Trust (NYSE: BDN) is one of the largest, publicly traded, full-service, integrated real estate companies in the United States with a core focus in the Philadelphia, Austin and Washington, D.C. markets. Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio comprising 174 properties and 24.5 million square feet as of March 31, 2021 which excludes assets held for sale. Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together. For more information, please visit www.brandywinerealty.com.
Conference Call and Audio Webcast
We will hold our first quarter conference call on Thursday, April 22, 2021 at 9:00 a.m. Eastern. The conference call can be accessed by dialing 1-833-818-6810 and providing conference ID: 2956876. Beginning two hours after the conference call, a taped replay of the call can be accessed through Friday, May 7, 2021, by calling 1-855-859-2056 and entering access code 2956876. The conference call can also be accessed via a webcast on our website at www.brandywinerealty.com.
Looking Ahead – Second Quarter 2021 Conference Call
We expect to release our second quarter 2021 earnings on Monday, July 26, 2021, after the market close and will host our second quarter 2021 conference call on Tuesday, July 27, 2021 at 9:00 a.m. Eastern. We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. Because such statements involve known and unknown risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-

looking statements, including our 2021 guidance, are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally not within our control. Such risks, uncertainties and contingencies include, among others: risks related to the impact of COVID-19 and other potential future outbreaks of infectious diseases on our financial condition, results of operations and cash flows and those of our tenants as well as on the economy and real estate and financial markets; reduced demand for office space and pricing pressures, including from competitors, that could limit our ability to lease space or set rents at expected levels or that could lead to declines in rent; uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; the potential loss or bankruptcy of tenants or the inability of tenants to meet their rent and other lease obligations; risks of acquisitions and dispositions, including unexpected liabilities and integration costs; delays in completing, and cost overruns incurred in connection with, our developments and redevelopments; disagreements with joint venture partners; unanticipated operating and capital costs; uninsured casualty losses and in ability to obtain adequate insurance, including coverage for terrorist acts; asset impairments; our dependence upon certain geographic markets; changes in governmental regulations, tax laws and rates and similar matters; unexpected costs of REIT qualification compliance; and costs and disruptions as the result of a cybersecurity incident or other technology disruption. The declaration and payment of future dividends (both timing and amount) is subject to the determination of our Board of Trustees, in its sole discretion, after considering various factors, including our financial condition, historical and forecast operating results, and available cash flow, as well as any applicable laws and contractual covenants and any other relevant factors. Our Board’s practice regarding declaration of dividends may be modified at any time and from time to time. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2020. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.
Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO and NOI are non-GAAP financial measures, we believe that FFO and NOI calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.
Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders. We generally consider FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.

Net Operating Income (NOI)
NOI (accrual basis) is a financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interest in the Operating Partnership and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interest in property partnerships. In some cases we also present NOI on a cash basis, which is NOI after eliminating the effects of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance or to cash flows as a measure of the Company's liquidity or its ability to make distributions. We believe NOI is a useful measure for evaluating the operating performance of our properties, as it excludes certain components from net income available to common shareholders in order to provide results that are more closely related to a property's results of operations. We use NOI internally to evaluate the performance of our operating segments and to make decisions about resource allocations. We concluded that NOI provides useful information to investors regarding our financial condition and results of operations, as it reflects only the income and expense items incurred at the property level, as well as the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and development activity on an unlevered basis.
Same Store Properties
In our analysis of NOI, particularly to make comparisons of NOI between periods meaningful, it is important to provide information for properties that were in-service and owned by us throughout each period presented. We refer to properties acquired or placed in-service prior to the beginning of the earliest period presented and owned by us through the end of the latest period presented as Same Store Properties. Same Store Properties therefore exclude properties placed in-service, acquired, repositioned, held for sale or in development or redevelopment after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired for that property to be included in Same Store Properties.
Core Portfolio
Our core portfolio is comprised of our wholly-owned properties, excluding any properties currently in development, re-development or re-entitlement.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	March 31, 2021	December 31, 2020
ASSETS
Real estate investments:
Operating properties	$3,386,559	$3,474,109
Accumulated depreciation	(900,167)	(896,561)
Right of use asset - operating leases, net	20,810	20,977
Operating real estate investments, net	2,507,202	2,598,525
Construction-in-progress	264,529	210,311
Land held for development	116,902	117,984
Prepaid leasehold interests in land held for development, net	27,762	39,185
Total real estate investments, net	2,916,395	2,966,005
Assets held for sale, net	7,349	7,349
Cash and cash equivalents	45,717	46,344
Accounts receivable	14,665	13,536
Accrued rent receivable, net of allowance of $5,080 and $5,086 as of March 31, 2021 and December 31, 2020, respectively	159,175	155,372
Investment in Real Estate Ventures	433,046	401,327
Deferred costs, net	83,839	84,856
Intangible assets, net	43,883	48,570
Other assets	185,844	176,747
Total assets	$3,889,913	$3,900,106
LIABILITIES AND BENEFICIARIES' EQUITY
Unsecured credit facility	$13,000	$—
Unsecured term loan, net	249,215	249,084
Unsecured senior notes, net	1,581,378	1,581,511
Accounts payable and accrued expenses	119,208	121,982
Distributions payable	32,763	32,706
Deferred income, gains and rent	22,416	21,396
Intangible liabilities, net	17,073	18,448
Lease liability - operating leases	22,810	22,758
Other liabilities	49,796	47,573
Total liabilities	$2,107,659	$2,095,458
Brandywine Realty Trust's Equity:
Common Shares of Brandywine Realty Trust's beneficial interest, $0.01 par value; shares authorized 400,000,000; 170,663,251 and 170,572,964 issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	1,707	1,707
Additional paid-in-capital	3,140,456	3,138,152
Deferred compensation payable in common shares	17,658	17,516
Common shares in grantor trust, 1,111,777 and 1,160,494 issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	(17,658)	(17,516)
Cumulative earnings	1,117,004	1,110,083
Accumulated other comprehensive loss	(6,469)	(7,561)
Cumulative distributions	(2,480,811)	(2,448,238)
Total Brandywine Realty Trust's equity	1,771,887	1,794,143
Noncontrolling interests	10,367	10,505
Total beneficiaries' equity	$1,782,254	$1,804,648
Total liabilities and beneficiaries' equity	$3,889,913	$3,900,106

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended March 31,
	2021	2020
Revenue
Rents	$113,484	$139,204
Third party management fees, labor reimbursement and leasing	6,651	4,954
Other	634	930
Total revenue	120,769	145,088
Operating expenses
Property operating expenses	28,935	37,461
Real estate taxes	14,761	16,787
Third party management expenses	2,978	2,662
Depreciation and amortization	40,343	52,038
General and administrative expenses	6,584	8,561
Total operating expenses	93,601	117,509
Gain on sale of real estate
Net gain on disposition of real estate	74	2,586
Net gain on sale of undepreciated real estate	1,993	—
Total gain on sale of real estate	2,067	2,586
Operating income	29,235	30,165
Other income (expense):
Interest and investment income	1,674	575
Interest expense	(16,293)	(20,009)
Interest expense - amortization of deferred financing costs	(709)	(749)
Equity in loss of Real Estate Ventures	(6,924)	(1,891)
Net income before income taxes	6,983	8,091
Income tax provision	(19)	(4)
Net income	6,964	8,087
Net income attributable to noncontrolling interests	(43)	(65)
Net income attributable to Brandywine Realty Trust	6,921	8,022
Nonforfeitable dividends allocated to unvested restricted shareholders	(146)	(131)
Net income attributable to Common Shareholders of Brandywine Realty Trust	$6,775	$7,891
PER SHARE DATA
Basic income per Common Share	$0.04	$0.04
Basic weighted average shares outstanding	170,624,741	176,069,968
Diluted income per Common Share	$0.04	$0.04
Diluted weighted average shares outstanding	171,636,120	176,653,459

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended March 31,
	2021	2020
Reconciliation of Net Income to Funds from Operations:
Net income attributable to common shareholders	$6,775	$7,891
Add (deduct):
Net income attributable to noncontrolling interests - LP units	44	53
Nonforfeitable dividends allocated to unvested restricted shareholders	146	131
Net gain on disposition of real estate	(74)	(2,586)
Depreciation and amortization:
Real property	31,534	38,353
Leasing costs including acquired intangibles	8,280	13,199
Company’s share of unconsolidated real estate ventures	13,731	4,599
Partners’ share of consolidated real estate ventures	(5)	(60)
Funds from operations	$60,431	$61,580
Funds from operations allocable to unvested restricted shareholders	(213)	(190)
Funds from operations available to common share and unit holders (FFO)	$60,218	$61,390
FFO per share - fully diluted	$0.35	$0.35
Weighted-average shares/units outstanding - fully diluted	172,617,754	177,635,093
Distributions paid per common share	$0.19	$0.19
FFO payout ratio (distributions paid per common share/FFO per diluted share)	54.3%	54.3%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS – 1st QUARTER
(unaudited and in thousands)

Of the 81 properties owned by the Company as of March 31, 2021, a total of 73 properties ("Same Store Properties") containing an aggregate of 12.5 million net rentable square feet were owned for the entire three months ended March 31, 2021 and 2020. As of March 31, 2021, three properties were recently completed/acquired, and five properties were in development/redevelopment. Average occupancy for the Same Store Properties was 90.3% and 92.5% during the three-month periods ended March 31, 2021 and 2020, respectively. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended March 31,
	2021	2020
Revenue
Rents	$106,876	$107,362
Other	207	285
Total revenue	107,083	107,647
Operating expenses
Property operating expenses	26,863	28,031
Real estate taxes	12,895	12,666
Net operating income	$67,325	$66,950
Net operating income - percentage change over prior year	0.6%
Net operating income, excluding other items	$65,085	$65,685
Net operating income, excluding other items - percentage change over prior year	(0.9)%
Net operating income	$67,325	$66,950
Straight line rents & other	(3,247)	(2,272)
Above/below market rent amortization	(970)	(1,295)
Amortization of tenant inducements	193	202
Non-cash ground rent	208	211
Cash - Net operating income	$63,509	$63,796
Cash - Net operating income - percentage change over prior year	(0.4)%
Cash - Net operating income, excluding other items	$61,130	$62,039
Cash - Net operating income, excluding other items - percentage change over prior year	(1.5)%
	Three Months Ended March 31,
	2021	2020
Net income:	$6,964	$8,087
Add/(deduct):
Interest income	(1,674)	(575)
Interest expense	16,293	20,009
Interest expense - amortization of deferred financing costs	709	749
Equity in loss of Real Estate Ventures	6,924	1,891
Net gain on disposition of real estate	(74)	(2,586)
Net gain on sale of undepreciated real estate	(1,993)	—
Depreciation and amortization	40,343	52,038
General & administrative expenses	6,584	8,561
Income tax provision	19	4
Consolidated net operating income	74,095	88,178
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(6,770)	(21,228)
Same store net operating income	$67,325	$66,950